Exhibit 99.1

[Logo of Sparton Corporation]	NEWS RELEASE

FOR IMMEDIATE RELEASE

Sparton Corporation Releases Fiscal 2004 Second Quarter Results

JACKSON, Mich.—(BUSINESS WIRE)—February 13, 2004—Electronic Design and Manufacturing Service (EMS) provider, Sparton Corporation (NYSE:SPA) announced the financial results for the second quarter and six months ended December 31, 2003.

Sales for the three months ended December 31, 2003, totaled $33,240,000, compared to $43,279,000 for the second quarter last year and $36,425,000 for the first quarter of the current year. Sales for the six-month period ended December 31, 2003, totaled $69,665,000, a decline of $10,382,000 (13%).

Many of the problematic issues reported in the First Quarter carried into the Second Quarter with continuing negative impact on both sales and margins. All are being aggressively addressed with progress noted during the month of December.

Sales to the industrial market in both the three-month and six-month periods declined sharply due to reduced sales for homeland security related products. Prior year’s sales benefited from strong demand for homeland security products, which was driven by the installation of chemical trace detection equipment in both the U.S. and Canadian airports. With respect to sonobuoys, the limited access to U.S. Navy test facilities in the first quarter of the fiscal year, along with design and production issues, resulted in reduced government sales and margins through December 31, 2003.

During the second quarter of fiscal 2004, three commercial programs continued in start-up mode. These contracts reported sales of $2,295,000, with negative gross margins of $615,000. Sparton is focused on improving these margins through pricing actions, forward looking cost reductions, and the recoupment of out of scope expenses from the customers involved. Additionally, a redesign effort on an existing proprietary product line resulted in year-to-date charges of $455,000.

While sales for the second quarter ended December 31, 2003, were below the first quarter’s sales, gross margins for the second quarter improved and the month of December was profitable. Gross margin for the three months ended December 31, 2003, was 4%, up from 1% for the previous three months. This improved margin reflects the conclusion of the start-up phase of several new programs. In addition, one lower than normal margin sonobuoy contract has now been completed, and extensive redesign on a proprietary product program is winding down. The Company believes that the resolution of these three issues should favorably impact results in future periods. Finally, while sales have been depressed, reflective of the continued struggling industrially based North American economy, Sparton has not lost any customer or contract during this challenging period. Based upon customer orders received from both existing and new customers, we would expect improved results in the quarters ahead.

Included in the prior year’s operating income was a $5,500,000 ($3,630,000 net of tax) recovery of certain environmental remediation costs. This recovery reflected Sparton’s settlement with the Department of Energy and others regarding the reimbursement of costs incurred at the Company’s Sparton Technology Coors Road property in Albuquerque, New Mexico.

For the three-month and six-month periods ended December 31, 2003, the Company reported a loss of $1,516,000 (($.18) per share) and $3,697,000 (($.44) per share), respectively. This compares to the previous year’s earnings of $2,178,000 ($.26 per share) and $5,756,000 ($.69 per share basic, $.68 per share diluted) for the same periods. All per share amounts reported reflect the 5% stock dividends distributed in February and December of 2003.

Sparton is opening an international purchasing office in Singapore. This will allow access to the Asian electronics components market providing a means of both material cost reduction and improved logistics on some components utilized in Sparton’s manufacturing operations.

In December 2003 Sparton purchased a new facility in Albuquerque, New Mexico. This new facility will replace the Company’s older existing facility in Rio Rancho, New Mexico. With the new facility, the Company anticipates additional new contract opportunities that were previously unavailable to it in the older facility. In addition, the Company continues to pursue a South East Asia production facility in Vietnam, with Texatronics, Sparton’s Alliance Partner in Richardson, Texas. Finally, the Company is continuing an aggressive program of identifying and evaluating potential acquisition candidates in both the defense and medical markets.

SPARTON CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
For the Three-Month and Six-Month Periods ended December 31, 2003 and 2002

	Three-Month Periods		Six-Month Periods
	2003	2002	2003	2002
Net sales	$33,239,772	$43,279,295	$69,664,573	$80,047,202
Costs of goods sold	31,799,271	37,514,228	67,790,114	70,517,873

	1,440,501	5,765,067	1,874,459	9,529,329
Selling and administrative (income) expenses:
Selling and administrative expenses	3,470,064	3,209,415	7,229,068	6,733,629
EPA related — net environmental remediation	62,947	117,438	136,947	(5,229,562)

	3,533,011	3,326,853	7,366,015	1,504,067

Operating income (loss)	(2,092,510)	2,438,214	(5,491,556)	8,025,262

Other income (expense):
Interest and investment income	122,704	184,360	353,246	301,657
Equity income (loss) in investment	(9,000)	(18,000)	12,000	(57,000)
Other — net	(250,440)	(61,141)	(309,425)	(46,651)

	(136,736)	105,219	55,821	198,006

Income (loss) before income taxes	(2,229,246)	2,543,433	(5,435,735)	8,223,268
Provision (credit) for income taxes	(713,000)	365,000	(1,739,000)	2,467,000

Net income (loss)	$(1,516,246)	$2,178,433	$(3,696,735)	$5,756,268

Earnings (loss) per share:
Basic	$(0.18)	$0.26	$(0.44)	$0.69

Diluted	$(0.18)	$0.26	$(0.44)	$0.68

Notes:

1.	Financial information was taken from the Company’s internal records and is unaudited.

2.	For the three-month and six-month periods, weighted average shares outstanding were 8,344,993 and 8,344,406 in 2003, and 8,416,201 and 8,421,004 in 2002, respectively. Differences in basic and diluted weighted average number of shares outstanding for purposes of computing diluted earnings per share were due to the inclusion of employee incentive stock options. All share and per share information have been adjusted to reflect the impact of the 5% stock dividends declared in January and October 2003.

3.	Included in prior year’s operating income was a $5,500,000 ($3,630,000 net of tax) recovery of certain environmental remediation costs. This recovery reflects Sparton’s settlement with the DOE and others regarding the reimbursement of costs incurred at the Company’s Sparton Technology Coors Road property.

SPARTON CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheet as of December 31, 2003 (Unaudited)

Current assets	$86,187,051	Current liabilities	$16,461,728
		Environmental remediation	6,678,607
Miscellaneous		Shareowners’ equity:
receivables and other assets	11,858,597	Common stock, 8,345,303 shares
		outstanding	17,550,235
		Accumulated other comprehensive income	351,596
Property, plant and equipment, net	12,573,436	Retained earnings	69,576,918

		Total shareowners’ equity	87,478,749

Total assets	$110,619,084	Total liabilities and shareowners’ equity	$110,619,084

This press release contains forward-looking statements within the scope of the Securities Act Exchange of 1933 and the Securities Exchange Act of 1934. The words “expects,” “anticipates,” “believes,” “intends,” “plans,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties, and assumptions, including but not limited to industry and economic conditions, customer actions, and other factors discussed in the Company’s form 10-Q for the quarter ended December 31, 2003, and it’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.